EXHIBIT 10.44
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                               FINANCING AGREEMENT
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          THIS FINANCING  AGREEMENT (the  "Agreement") is entered into on August
___, 2001, by and between ARTESIAN DIRECT HOLDINGS CORPORATION, a Washington corporation ("Artesian"), and CELERITY SYSTEMS, INC., a Delaware corporation ("Celerity").

                                    RECITALS:
                                    --------

          WHEREAS, on July 3, 2001, the parties hereto entered into a letter of intent (the "Letter of Intent") setting forth the principle terms of a proposed transaction between the parties; and

          WHEREAS, this Agreement is intended to be the definitive agreement referenced in the Letter of Intent.

          NOW THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT:
                                   ---------

          1. PURCHASE COMMITMENT. From time to time during the Term (as defined herein), Artesian shall purchase from Celerity or provide lease financing to Celerity in an aggregate amount of $10 million (the "Purchase Commitment") for the manufacture and installation of Celerity's products and services, including, without limitation, the digital set top boxes, servers, equipment, services, applications and content (collectively, the "Products"). All purchases by Artesian shall be at the then-existing prices and terms established by Celerity for other customers purchasing similar quantities. Any financing terms extended by Artesian hereunder shall be upon terms not to exceed that which is available to Celerity from other sources in arms-length transactions, which terms shall include, without limitation, the interest rate, repayment terms, and amount financed.

          2. SUPPORT AND PROMOTION. During the Term, Artesian shall use its reasonable best efforts to support and promote Celerity's Products through its marketing and sales departments.

          3. WARRANTY. Celerity shall offer a manufacturers' warranty (the "Warranty") on all Products delivered to or on behalf of Artesian under the Purchase Commitment, which Warranty shall be no less favorable than Celerity's then-existing standard warranty.

          3. TERM. The Purchase Commitment shall be effective on the date hereof and shall end on August ___, 2003 (the "Term").

          4.  CONSIDERATION.

             (a) In consideration for the Purchase Commitment, promptly after Celerity receives shareholder approval to increase its authorized capital stock at its annual shareholders meeting to be held on August 23, 2001 or any adjournment thereof, Celerity shall issue and deliver to Artesian 2.4 million shares of Celerity common stock. Celerity agrees to include these shares in any registration statement (the "Registration Statement") it files with the Securities and Exchange Commission (the "SEC"). Celerity also agrees to use its reasonable best efforts to have Registration Statement declared effective by the SEC and to maintain such effectiveness for one year. The shares to be issued to Artesian hereunder will, when issued, be fully paid and non-assessable.

             (b) If Artesian (i) fails to provide all or any portion of the Purchase Commitment in accordance with Section 1 hereof and (ii) beneficially owns shares of Celerity common stock at that time, then Artesian agrees to deliver shares of the Celerity common stock to Celerity pro rata, based on the portion of the Purchase Commitment not provided. For example, if Artesian only purchased $5 million of Products from Celerity (i.e., 50% of the Purchase Commitment), then Artesian will deliver 1.2 million shares of its Celerity common stock to Celerity (assuming Artesian still owns such shares). If Artesian no longer owns sufficient shares of Celerity common stock to make up the shortfall in the Purchase Commitment, Artesian will deliver to Celerity any shares its then owns and thereafter will have no further liability to Celerity.

          5. GUARANTY. The Purchase Commitment shall be partially guaranteed by Mr. Edward Kidston on the terms set forth in a Guaranty Agreement of even date hereof.

          6.  MISCELLANEOUS.

             (a) NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the second business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid overnight carrier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):


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             (i)      if to Artesian, to:

                      -----------------------------
                      -----------------------------
                      -----------------------------
                      -----------------------------

             (ii)     if  to  Celerity,  to:

                      Celerity  Systems,  Inc.
                      122  Perimeter  Park Drive
                      Knoxville,   Tennessee   37922
                      Attn: Kenneth D. Van Meter, President

                      with a copy, to:

                      Kirkpatrick & Lockhart LLP
                      201 South Biscayne Boulevard, Suite 2000
                      Miami, Florida 33131
                      Attn: Clayton E. Parker, Esquire

             (c) SUCCESSORS AND ASSIGNS. This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

             (d) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee without regard to its conflict of laws doctrines. Any dispute arising hereunder shall be brought exclusively in the state or federal courts located in Knox County, Tennessee and each party hereto agrees not to object to the venue of such courts.

             (e) NO ASSIGNMENT. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto.

             (f) ENTIRE AGREEMENT. This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

             (g) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner


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

adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

             (h) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

             (i) AMENDMENT AND MODIFICATION. This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

             (j)  HEADINGS.   The  headings  used  in  this  Agreement  are  for
convenience and reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


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          IN  WITNESS  WHEREOF,  the  undersigned  parties  have  executed  this
Financing Agreement as of the date first above written.

                                            ARTESIAN DIRECT HOLDINGS CORPORATION


                                            By:-------------------------
                                            Name:-----------------------
                                            Title:----------------------


                                            CELERITY SYSTEMS, INC.


                                            By:-------------------------
                                            Name:-----------------------
                                            Title:----------------------


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